PROVIDENT BANCORP, INC.

                                      1996
                              NON-EXECUTIVE OFFICER
                                STOCK OPTION PLAN


                                    ARTICLE 1

                                   OBJECTIVES

         Provident Bancorp, Inc. ("Provident") has established this Stock Option Plan effective as of June 1, 1996 as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Provident's objectives and to encourage ownership of Provident Common Stock by employees.

                                    ARTICLE 2

                                   DEFINITIONS

         2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          A. The "Company" means Provident and any subsidiary of Provident.

          B. "Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Provident pursuant to Section 7.2.

          C. "Date of Grant" means the date on which the Committee makes an award of an Option.

          D. "Eligible Employee" means any individual who performs services for the Company and is treated as an Employee for federal income tax purposes and who is not an executive officer of Provident.

          E. "Effective Date" means June 1, 1996.

          F. "Fair Market Value" means the average of the closing bid and asked prices for a Share reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading date prior to a specified date.

          G. "Nonqualified Stock Option" means any Option granted under the Plan.

          H. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate.

          I. "Option Price" means the purchase price per Share subject to an Option be fixed by the Committee, but shall not be less than 95% of the Fair Market a Share on the Date of Grant.



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          J.  "Permanent  and  Total   Disability"   shall  mean  any  medically
     determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          K. "Plan" means this 1996 Non-Executive Officer Stock Option Plan as it may be amended.

          L. "Share" means one share of the no par value Common Stock of Provident.

                                    ARTICLE 3

                                 ADMINISTRATION

         3.1 The Plan shall be administered by a committee (the "Committee") of three or more Directors designated by the Board of Directors of Provident. Notwithstanding the foregoing, to the extent relevant state law now or hereafter permits, the Committee may be comprised solely of two or more such directors.

         Actions shall be taken by a majority of the Committee.

         3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

               A.   Determine which Eligible Employees shall be granted Options;

               B. Determine the number of Shares which may be subject to each Option;

               C.   Determine the Option Price;

               D.   Determine the term of each Option;

               E.   Interpret  the   provisions  of  the  Plan  and  decide  all
                    questions of fact arising in its application; and

               F. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

         3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

         3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.




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                                    ARTICLE 4

                             SHARES SUBJECT TO PLAN

         The Shares that may be made subject to Options granted under the Plan shall not exceed 300,000 Shares in the aggregate. Upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

                                    ARTICLE 5

                               GRANTING OF OPTIONS

         Subject to the terms and conditions of the Plan, the Committee may, from time to time, prior to June 1, 2006, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                    ARTICLE 6

                                TERMS OF OPTIONS

         6.1 Each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25 % of the total Shares covered by the Option with an additional 25 % of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided herein. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options.

         6.2 The holder of an Option must remain continuously in the service of the Company as an employee for a period of at least twelve months. Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                                    ARTICLE 7

                               EXERCISE OF OPTIONS

         7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.




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         7.2  Alternatively  to exercise  pursuant  to  paragraph  7.1,  persons exercising options may deliver a written notice of exercise to Provident, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price to Provident.

                                    ARTICLE 8

                             PAYMENT OF OPTION PRICE

         8.1 In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash. by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

         8.2 Payment through tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

                                    ARTICLE 9

                           TRANSFERABILITY OF OPTIONS

         9.1 During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution. Notwithstanding the above, the Committee may, with respect to particular Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the holder of the Option to trusts established by the holder or as to which the holder is a grantor or to family members of the holder or otherwise for personal and tax planning purposes of the holder. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

                                   ARTICLE 10

                             TERMINATION OF OPTIONS

         10.1     An Option will terminate as follows:

                  A.       Upon exercise or expiration by its terms.

                  B. Upon termination of employment, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                  C. If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed by the Company, or within 90 days after termination of employment, such Option may be exercised, to the extent exercisable on the earlier of the date of termination of employment or date of the occurrence of the event which triggers the operation of this paragraph. at any time within one year after the date of such death or occurrence of Permanent and Total Disability by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution.


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         10.2  Except as  provided  in Article  11 hereof,  in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee. or his beneficiaries or heirs, to accrue additional rights under the Plan. or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition. notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 11

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

         11.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by. the Committee.

     11.2 The Committee shall make  appropriate  adjustments in the Option Price
to  reflect  any   spin-off  of  assets.   extraordinary   dividends   or  other
distributions to shareholders.

         11.3 In the event of the dissolution or liquidation of the Company or any merger (other than a merger for the purpose of the redomestication of the Company not involving a change in control), consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall. without regard to any vesting schedule or performance target and notwithstanding anything to the contrary set forth herein, automatically and immediately become fully exercisable immediately prior to such event.

         11.4 All outstanding Options shall become immediately exercisable in full if a change in control of the Company occurs, notwithstanding anything to the contrary set forth herein. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Act, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) Carl H. Lindner or any member of his family, becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.




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                                   ARTICLE 12

                                OPTION AGREEMENTS

         12.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

         12.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 13

                        AMENDMENT OR TERMINATION OF PLAN

         13.1 The Board of Directors of the Company may at any time amend, suspend, or terminate the Plan in any respect. No amendment or termination of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

         13.2 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this
Article 13; provided, however, that it shall otherwise terminate and no options shall be granted ten years after the Effective Date.

                                   ARTICLE 14

                                 EFFECTIVE DATE

         This Plan shall become effective as of June 1, 1996.

                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

         15.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall the Company be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.